Exhibit 5

Opinion of W. Granger Souder, Jr., General Counsel of Sky Financial, regarding legality

March 27, 2006

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

Ladies and Gentlemen:

I have acted as counsel for Sky Financial Group, Inc. (“Sky Financial”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Sky Financial with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of up to 7,467,042 Sky Financial common shares, no par value (the “Sky Financial Common Shares”), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of February 3, 2006 (the “Merger Agreement”), by and among Sky Financial, Waterfield Mortgage Company, Incorporated (“Waterfield”) and Waterfield Shareholder LLC relating to the acquisition of Waterfield by Sky Financial.

I have reviewed the Registration Statement and the Merger Agreement and have examined such other documents, certificates and instruments as I have deemed necessary or appropriate for purposes of this opinion. I have relied upon such documents, certificates and instruments as to the various factual matters contained therein. I have assumed the genuineness of all signatures on all documents, certificates and instruments reviewed by me, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity to authentic originals of all documents, certificates and instruments submitted to me as copies.

Based upon the foregoing, I am of the opinion that the Sky Financial Common Shares, when issued by Sky Financial as contemplated in the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name under the caption “Legal Matters” in the proxy statement/prospectus contained therein. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

Respectfully submitted,

/S/ W. GRANGER SOUDER, JR.
General Counsel Sky Financial Group, Inc.